SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2013

LIFEPOINT HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 21, 2013, LifePoint Hospitals, Inc. (the “Company”) issued a press release announcing its intention to sell Senior Notes due 2021 through a private offering. On November 22, 2013, the Company announced the pricing of its offering of $700 million in aggregate principal amount of 5.5% Senior Notes due 2021. The notes will be senior unsecured obligations of the Company and will be guaranteed by certain of the Company’s existing and future domestic subsidiaries. The closing of the sale of the notes is expected to occur on December 6, 2013, and is subject to the satisfaction of customary closing conditions. See the Company’s press releases attached as Exhibit 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by the Company on November 21, 2013 announcing proposed offering of Senior Notes due 2021.

99.2	Press release issued by the Company on November 22, 2013 announcing pricing of the offering of Senior Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Chief Accounting Officer

Dated: November 22, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on November 21, 2013 announcing proposed offering of Senior Notes due 2021.

99.2	Press release issued by the Company on November 22, 2013 announcing pricing of the offering of Senior Notes due 2021.

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